U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): September 15, 2006

                        Commission File Number: 000-31987

                              TEXHOMA ENERGY, INC.
                 (Name of Small Business Issuer in its Charter)

               NEVADA                                    20-4858058
   (State or other jurisdiction of                     (IRS Employer
    incorporation or organization)                   Identification No.)

               2200 POST OAK BLVD. SUITE 340 HOUSTON, TEXAS 77056
                    (Address of principal executive offices)

                                 (713) 457-0610
                            (Issuer Telephone Number)

    Check  the  appropriate  box   below   if  the  Form  8-K  is   intended  to
simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Texhoma Energy, Inc.'s ("our," "we," "us," and the "Company's") former Director, Mr. Brian Alexander decided not to seek re-election as a director of the Company due to other business and work commitments at the annual shareholders meeting which was held on September 19, 2006. In connection with monies we owed Mr. Alexander in directors and consulting fees, we and Mr. Alexander agreed that we would issue 300,000 shares of our restricted common stock to Mr. Alexander in lieu of the amounts owed to him in such fees. In connection with the issuance of the shares and Mr. Alexander's departure, the parties entered into a Mutual Release letter agreement (the "Mutual Release") on September 27, 2006. Pursuant to the Mutual Release, Mr. Alexander agreed to release and forever discharge us, our officers and Directors and we agreed to release Mr. Alexander from all

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actions,  claims,  demands and costs, which either party may have had or my have at any time in the future in connection with Mr. Alexander's employment with us. Additionally, pursuant to the terms of Mr. Alexander's 1,000,000 non-qualified options granted to him in consideration for services rendered for his services as the Company's Financial Officer on June 1, 2006, which options were to purchase shares at $0.13 per share, all of the options were immediately vested to Mr. Alexander upon his entry into the Mutual Release and such options shall expire if unexercised on June 1, 2007. We wish to thank Mr. Alexander for his valuable contributions to the management of the Company.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On September 15, 2006, we entered into a Subscription Agreement with an entity, pursuant to which such entity purchased 625,000 units for aggregate consideration of $50,000 (each consisting of one restricted share of our common stock and one warrant to purchase one share of our common stock at an exercise price of $0.15 per share), which warrant expires if unexercised on September 15, 2007. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, for the above issuance, since the issuance did not involve a public offering, the recipient took the securities for investment and not resale and the Company took appropriate measures to restrict transfer. A 6% commission was paid by the Company in connection with the sale of the 625,000 units.

On September 27, 2006, we entered into a Mutual Release with our former Chief Financial Officer, Brian Alexander, pursuant to which Mr. Alexander agreed to accept 300,000 restricted shares of our common stock in lieu of amounts owed to him. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, for the above issuance, since the issuance did not involve a public offering, the recipient took the securities for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the issuance and no underwriting discounts or commissions were paid by the Company.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 27, 2006, our Chief Financial Officer, Brian Alexander entered into a Mutual Release agreement with us, whereby he effectively resigned as our Chief Financial Officer and accepted the issuance of 300,000 restricted shares of our common stock in lieu of fees owned to him.


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                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXHOMA ENERGY, INC.
--------------------

October 6, 2006

/s/  Max E. Maxwell
--------------------
Max E. Maxwell,
President

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